Exhibit 99.1

Asure Announces First Quarter 2026 Results

First Quarter 2026 Revenues of $42.8 Million up 23% year over year

First Quarter 2026 Net Income $0.6 Million versus Net Loss of $2.4 Million in prior year

First Quarter 2026 Adjusted EBITDA(1) increased 69% to $12.3 Million year over year

AUSTIN, TX – April 30, 2026 – Asure Software, Inc. (Nasdaq: ASUR), a leading provider of cloud-based Human Capital Management software solutions, today reported results for the first quarter ended March 31, 2026.

First Quarter 2026 Financial Highlights*

•Revenue of $42.8 million, up 23% from $34.9 million
•Recurring revenue of $37.8 million, up 14% from $33.2 million
•Net income of $0.6 million versus a net loss of $2.4 million
•EBITDA(1) of $9.4 million versus $4.1 million
•Adjusted EBITDA(1) of $12.3 million versus $7.3 million
•Gross profit of $30.5 million versus $24.6 million
•Non-GAAP gross profit(1) of $32.3 million (margin of 76%) versus $26.3 million (margin of 75%)

*Financial metrics are compared to the first quarter of the prior year.

Recent Business Highlights
•Announced the appointment of Tiffany Mortimer as Chief Transformation & People Officer. Mortimer brings 15 years of experience leading enterprise transformation, operational execution, and people strategy at high-growth SaaS companies, and joins Asure as the company continues to build the operational and organizational foundation for its next phase of growth.

(1) This financial measure is not calculated in accordance with GAAP and is defined on page 3 of this press release. A reconciliation of this non-GAAP measure to the most applicable GAAP measure begins on page 10 of this release.

1

Management Commentary

“We are very pleased with our first quarter of 2026 results, which reflect the strongest start to a year in Asure’s recent history. Revenue grew 23% to $42.8 million versus a year ago, and the combination of accelerating organic growth, profitability at the net income level, and continued margin improvement validates the strategic investments we have been making across our platform, our people, and our go-to-market efforts. We believe this quarter demonstrates that our business is reaching an inflection point where growth and profitability are advancing together." said Asure Chairman and CEO Pat Goepel.

“Looking ahead, we remain focused on the strategic investments we believe will sustain this growth trajectory. We are expanding our sales and marketing efforts and advancing our AI capabilities, which we expect to enhance the client’s experience while lowering our cost to serve over time. These initiatives, combined with the continued customer adoption of Asure Central™, position us well to achieve our full-year 2026 revenue and profitability targets.”

Second Quarter 2026 and Full Year 2026 Revenue Guidance Ranges

The Company provides guidance for the second quarter of 2026 and full year 2026 based on the Company’s year-to-date results and recent business trends.

Guidance for 2026

Guidance Range	Q2-2026	FY-2026
Revenue	$36.0 M – 38.0 M	$159.0 M – 163.0 M
Adjusted EBITDA(1)	$6.0 M – 8.0 M	23% – 25%

Management uses GAAP, non-GAAP and adjusted measures when planning, monitoring, and evaluating the Company’s performance. The primary purpose of using non-GAAP and adjusted measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the Company’s results in the same way management does.

Management believes that supplementing GAAP disclosures with non-GAAP and adjusted disclosures provides investors with a more complete view of the Company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the Company’s business. Further, to the extent that other companies use similar methods in calculating adjusted financial measures, the provision of supplemental non-GAAP and adjusted information can allow for a comparison of the Company’s relative performance against other companies that also report non-GAAP and adjusted operating results.

Management has not provided a reconciliation of guidance of GAAP to non-GAAP or adjusted disclosures because management is unable to predict the nature and materiality of non-recurring expenses without unreasonable effort.

Management’s projections are based on management’s current beliefs and assumptions about the Company's business, and the industry and the markets in which it operates; there are known and unknown risks and uncertainties associated with these projections. There can be no assurance that our actual results will not differ from the guidance set forth above. The Company assumes no obligation to update publicly any forward-looking statements, including its 2026 earnings guidance, whether as a result of new information, future events or otherwise. Please refer to the “Use of Forward-Looking Statements” disclosures on page 5 of this press release as well as the risk factors in our quarterly and annual reports on file with the Securities and Exchange Commission for more information about risk that affect our business and industry.

(1) This financial measure is not calculated in accordance with GAAP and is defined on page 4 of this press release. A reconciliation of this non-GAAP measure to the most applicable GAAP measure begins on page 11 of this release.

2

Conference Call Details

Asure management will host a conference call on Thursday, April 30, 2026, at 3:30 pm Central (4:30 pm Eastern). Asure Chairman and CEO Pat Goepel and CFO John Pence will participate in the conference call followed by a question-and-answer session. The conference call will be broadcast live and available for replay via the investor relations section of the Company’s website. Analysts may participate on the conference call by dialing 877-407-9219 or 201-689-8852.

About Asure Software, Inc.

Asure (Nasdaq: ASUR) provides cloud-based Human Capital Management (HCM) software solutions that assist organizations of all sizes in streamlining their HCM processes. Asure's suite of HCM solutions includes HR, payroll, time and attendance, benefits administration, payroll tax management, and talent management. The company's approach to HR compliance services incorporates AI technology to enhance scalability and efficiency while prioritizing client interactions. For more information, please visit www.asuresoftware.com.

Non-GAAP and Adjusted Financial Measures

This press release includes information about non-GAAP gross profit, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP research and development expense, EBITDA, EBITDA margin, adjusted EBITDA, and adjusted EBITDA margin. These non-GAAP and adjusted financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP and adjusted financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s Condensed Consolidated Financial Statements prepared in accordance with GAAP. Non-GAAP and adjusted financial measures are reconciled to GAAP in the tables set forth in this release and are subject to reclassifications to conform to current period presentations.

Non-GAAP gross profit differs from gross profit in that it excludes amortization, share-based compensation, and one-time items.

Non-GAAP sales and marketing expense differs from sales and marketing expense in that it excludes share-based compensation and one-time items.

Non-GAAP general and administrative expense differs from general and administrative expense in that it excludes share-based compensation and one-time items.

Non-GAAP research and development expense differs from research and development expense in that it excludes share-based compensation and one-time items.

EBITDA differs from net income (loss) in that it excludes items such as interest, income taxes, depreciation, and amortization. Asure is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

Adjusted EBITDA differs from EBITDA in that it excludes share-based compensation, other income (expense), net and one-time expenses. Asure is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

All adjusted and non-GAAP measures presented as “margin” are computed by dividing the applicable adjusted financial measure by total revenue.

Specifically, as applicable to the respective financial measure, management is adjusting for the following items when calculating non-GAAP and adjusted financial measures as applicable for the periods presented. No additional adjustments have been made for potential income tax effects of the adjustments based on the Company’s current and anticipated de minimis effective federal tax rate, resulting from the Company’s continued losses for federal tax purposes and its tax net operating loss balances.

Share-Based Compensation Expenses. The Company’s compensation strategy includes the use of share-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, share-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Depreciation. The Company excludes depreciation of fixed assets. Also included in the expense is the depreciation of capitalized software costs.

Amortization of Purchased Intangibles. The Company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

Interest Expense, Net. The Company excludes accrued interest expense, the amortization of debt discounts and deferred financing costs.

Income Taxes. The Company excludes income taxes, both at the federal and state levels.

One-Time Expenses. The Company’s adjusted financial measures exclude the following costs to normalize comparable reporting periods, as these are generally non-recurring expenses that do not reflect the ongoing operational results. These items are typically not budgeted and are infrequent and unusual in nature.

Settlements, Penalties and Interest. The Company excludes legal settlements, including separation agreements, penalties and interest that are generally one-time in nature and not reflective of the operational results of the business.

Acquisition and Transaction Related Costs. The Company excludes these expenses as they are transaction costs and expenses that are generally one-time in nature and not reflective of the underlying operational results of our business. Examples of these types of expenses include legal, accounting, regulatory, other consulting services, severance and other employee costs.

Other non-recurring Expenses. The Company excludes these as they are generally non-recurring items that are not reflective of the underlying operational results of the business and are generally not anticipated to recur. Some examples of these types of expenses, historically, have included write-offs or impairments of assets, demolition of office space and cybersecurity consultants.

Other (Expense) Income, Net. The Company’s adjusted financial measures exclude Other (Expense) Income, Net because it includes items that are not reflective of the underlying operational results of the business, such as loan forgiveness, adjustments to contingent liabilities and credits earned as part of the CARES Act, passed by Congress in the wake of the coronavirus pandemic.

Use of Forward-Looking Statements

This press release contains certain statements made by management that may constitute “forward-looking” statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements about our financial results may include expected or projected U.S GAAP and other operating and non-operating results. The words “believe,” “may,” “will,” “estimate,” “projects,” “anticipate,” “intend,” “expect,” “should,” “plan,” and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include statements we make regarding our operating performance, future results of operations and financial position, revenue growth, earnings or other projections. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions, over many of which we have no control. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties referred to above include—but are not limited to—risks associated with breaches of our security measures; possible fluctuations in our financial and operating results; potential financing needed to meet future capital requirements; access to additional capital; volatility and weakness in bank and capital markets; the financial and other impact of any previous and future acquisitions; privacy concerns and laws and other regulations that may limit the effectiveness of our applications; inability to adopt new or correctly interpret existing money service and money transmitter business status; risk of our software and solutions not functioning adequately; interruptions, delays or changes in our services or our Web hosting; significant costs as a result of operating as a public company; economic and governmental interruptions to supply chains; risks related to weaknesses in internal control; the inability to continue to release timely updates for changes in laws; the inability to develop new and improved versions of our services and technological developments; customer’s nonrenewal of their agreements and other similar changes; the exposure of market, interest, credit and liquidity risk on client funds held in trust; our operations in highly competitive markets; risks that our clients could have insufficient funds, limitations in the ability to transmit ACH transactions; the nature of our business model; impairment of intangible assets; litigation and any related claims, negotiations and settlements, including with respect to intellectual property matters or industry-specific regulations; market demand of our Software-as-a-Service offerings; adverse effects to our business a result of claims, lawsuits, and other proceedings; adverse material effects caused by advancements and adoption of artificial intelligence; issues in the use of artificial intelligence in our HCM products and services; adverse changes to financial accounting standards to us; intellectual property risks associated with the use of open source software; failures of our service providers; factors affecting our deferred tax assets and ability to value and utilize them; inability to maintain third-party licensed software; evolving regulation of the Internet, changes in the infrastructure underlying the Internet or interruptions in Internet services; the expiration of Employee Retention Tax Credits (“ERTC”) and the impact of recent regulatory and other measures by governmental authorities-regarding ERTC claims and the corresponding cash collections of existing receivables; our ability to hire, retain and motivate employees and manage our growth; potential enactment of adverse tax laws, regulation, political, economic and social factors; potential sales of a substantial number of shares of our common stock along with its volatility; and risks associated with potential equity-related transactions including dividends, rights under the stockholder plan to discourage certain actions and other impacts as a result of actions of our stockholders.
Please review the Company’s risk factors in its annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2026.

The forward-looking statements, including the financial guidance and 2026 outlook, contained in this press release represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations with regard to these forward looking statements or any change in events, conditions or circumstances on which any such statements are based. © 2026 Asure Software, Inc. All rights reserved.

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	March 31, 2026	December 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$19,221	$25,244
Accounts receivable, net of allowance for credit losses of $7,610 and $7,206 at March 31, 2026 and December 31, 2025, respectively	13,467	15,859
Inventory	2,647	2,826
Prepaid expenses and other current assets	7,251	6,329
Total current assets before funds held for clients	42,586	50,258
Funds held for clients	216,514	228,111
Total current assets	259,100	278,369
Property and equipment, net	29,566	27,810
Goodwill	115,759	115,759
Intangible assets, net	88,788	87,911
Operating lease assets, net	5,653	6,028
Other assets, net	19,812	15,542
Total assets	$518,678	$531,419
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of notes payable	$6,487	$4,344
Accounts payable	2,002	2,174
Accrued compensation and benefits	4,426	4,723
Lease liabilities, current	2,018	1,956
Other accrued liabilities	7,008	6,422
Deferred revenue	7,036	11,622
Total current liabilities before client fund obligations	28,977	31,241
Client fund obligations	217,305	228,482
Total current liabilities	246,282	259,723
Long-term liabilities:
Deferred revenue	1,582	1,909
Deferred tax liability	3,407	3,264
Notes payable, net of current portion	62,346	63,282
Lease liabilities, noncurrent	4,736	5,221
Other liabilities	202	224
Total long-term liabilities	72,273	73,900
Total liabilities	318,555	333,623
Stockholders’ equity:
Preferred stock, $0.01 par value; 1,500 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 44,000 shares authorized; 28,637 and 28,076 shares issued, 28,637 and 28,076 shares outstanding at March 31, 2026 and December 31, 2025, respectively	286	281
Treasury stock at cost, zero(1) shares at March 31, 2026 and December 31, 2025	—	—
Additional paid-in capital	519,717	517,432
Accumulated deficit	(319,727)	(320,352)
Accumulated other comprehensive income (loss)	(153)	435
Total stockholders’ equity	200,123	197,796
Total liabilities and stockholders’ equity	$518,678	$531,419
(1) The aggregate Treasury stock of prior repurchases of our own common stock was retired and subsequently issued effective January 1, 2024. See the Condensed Consolidated
Statement of Changes in Stockholders' Equity for the impact of this transaction.

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME AND LOSS
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025

Revenue:
Recurring	$37,757	$33,187
Professional services, hardware and other	5,000	1,667
Total revenue	42,757	34,854
Cost of sales	12,287	10,246
Gross profit	30,470	24,608
Operating expenses:
Sales and marketing	8,764	8,386
General and administrative	12,748	11,900
Research and development	1,657	2,029
Amortization of intangible assets	4,972	4,308
Total operating expenses	28,141	26,623
Income (loss) from operations	2,329	(2,015)
Interest income	188	171
Interest expense	(1,748)	(451)
Other income, net	—	188
Income (loss) from operations before income taxes	769	(2,107)
Income tax expense	144	291
Net income (loss)	625	(2,398)
Other comprehensive income (loss):
Unrealized gain (loss) on marketable securities	(588)	442
Comprehensive income (loss)	$37	$(1,956)

Basic and diluted earnings (loss) per share
Basic	$0.02	$(0.09)
Diluted	$0.02	$(0.09)

Weighted average basic and diluted shares
Basic	28,420	26,961
Diluted	28,871	26,961

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$625	$(2,398)
Adjustments to reconcile income (loss) to net cash provided by operations:
Depreciation and amortization	7,073	5,972
Amortization of operating lease assets	444	374
Amortization of debt financing costs and discount	327	253
Non-cash interest expense	1,421	197
Net accretion of discounts on available-for-sale securities	(60)	(110)
Provision for expected losses	9	93
Provision for deferred income taxes	143	291
Net realized gains on sales of available-for-sale securities	(902)	(656)
Share-based compensation	2,150	1,863
Changes in operating assets and liabilities:
Accounts receivable	2,384	2,261
Inventory	179	(24)
Prepaid expenses and other assets	(4,189)	(1,049)
Accounts payable	(172)	903
Accrued expenses and other long-term obligations	(1,327)	(1,737)
Lease liabilities	(483)	(427)
Deferred revenue	(4,913)	(3,810)
Net cash provided by operating activities	2,709	1,996
Cash flows from investing activities:
Acquisition of intangible asset	(4,721)	(6,346)
Purchases of property and equipment	(218)	(192)
Software capitalization costs	(3,236)	(2,769)
Purchases of available-for-sale securities	(4,051)	(6,589)
Proceeds from sales and maturities of available-for-sale securities	6,847	3,266
Net cash used in investing activities	(5,379)	(12,630)
Cash flows from financing activities:
Payments of finance lease principal	(15)	—
Payments made on amounts due for the acquisition of intangible assets	(31)	(723)
Net proceeds from (settlements for) common stock transactions	(305)	441
Net change in client fund obligations	(11,177)	64,207
Net cash provided by (used in) financing activities	(11,528)	63,925
Net increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	(14,198)	53,291
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	164,703	145,712
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$150,505	$199,003

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in thousands)

	Three Months Ended March 31,
	2026	2025

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Condensed Consolidated Balance Sheets
Cash and cash equivalents	$19,221	$14,076
Restricted cash and restricted cash equivalents included in funds held for clients	131,284	184,927
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$150,505	$199,003

Supplemental information:
Cash paid for interest	$1,350	$125

Non-cash investing and financing activities:
Acquisition of intangible assets	$167	$750
Notes payable issued for acquisitions	$879	$1,150
Stock issued for acquisitions	$445	$—

ASURE SOFTWARE, INC.
RECONCILIATION OF NON-GAAP AND ADJUSTED FINANCIAL MEASURES
(unaudited)

(in thousands)	Q1-26	Q4-25	Q3-25	Q2-25	Q1-25	Q4-24	Q3-24	Q2-24
Revenue(1)	$42,757	$39,311	$36,252	$30,124	$34,854	$30,792	$29,304	$28,044

Gross Profit to non-GAAP Gross Profit
Gross Profit	$30,470	$27,213	$23,142	$19,911	$24,608	$20,928	$19,704	$18,868
Gross Margin	71.3%	69.2%	63.8%	66.1%	70.6%	68.0%	67.2%	67.3%

Share-based Compensation	42	46	46	46	44	44	44	43
Depreciation	1,434	1,419	1,795	1,378	1,369	1,190	1,232	1,145
Amortization - intangibles	363	362	365	370	50	50	50	50
One-time expenses
Settlements, penalties & interest	8	224	2	46	29	25	2	3
Acquisition and transaction costs	—	182	50	—	167	221	367	264
Other non-recurring expenses	—	—	1	106	—	84	—	—
Non-GAAP Gross Profit	$32,317	$29,446	$25,401	$21,857	$26,267	$22,542	$21,399	$20,373
Non-GAAP Gross Margin	75.6%	74.9%	70.1%	72.6%	75.4%	73.2%	73.0%	72.6%

Sales and Marketing Expense to non-GAAP Sales and Marketing Expense
Sales and Marketing Expense	$8,764	$7,991	$9,043	$8,149	$8,386	$6,945	$6,680	$6,924

Share-based Compensation	305	276	323	332	322	251	269	237
Depreciation	1	1	1	1	1	—	1	—
One-time expenses
Settlements, penalties & interest	33	174	57	40	51	78	(5)	5
Acquisition and transaction costs	—	70	68	30	30	9	68	37
Other non-recurring expenses	—	—	1,361	164	—	52	—	—
Non-GAAP Sales and Marketing Expense	$8,425	$7,470	$7,233	$7,582	$7,982	$6,555	$6,347	$6,645

General and Administrative Expense to non-GAAP General and Administrative Expense
General and Administrative Expense	$12,748	$11,308	$11,655	$10,968	$11,900	$9,940	$10,378	$10,118

Share-based Compensation	1,709	1,593	1,499	1,419	1,407	1,081	1,187	1,122
Depreciation	290	284	254	261	244	269	264	256
One-time expenses
Settlements, penalties & interest	262	(494)	449	365	492	142	377	304
Acquisition and transaction costs	446	258	427	812	491	282	371	245
Other non-recurring expenses	44	3	20	189	136	220	253	—
Non-GAAP General and Administrative Expense	$9,997	$9,664	$9,006	$7,922	$9,130	$7,946	$7,926	$8,191

Research and Development Expense to non-GAAP Research and Development Expense
Research and Development Expense	$1,657	$1,123	$1,174	$1,273	$2,029	$2,103	$1,973	$1,962

Share-based Compensation	94	103	99	94	90	87	90	86
Depreciation	13	1	1	(1)	$—	$—	$—	$—
One-time expenses
Settlements, penalties & interest	—	67	17	33	9	21	—	27
Acquisition and transaction costs	—	—	—	—	91	153	195	369
Other non-recurring expenses	—	—	—	35	—	29	—	—
Non-GAAP Research and Development Expense	$1,550	$952	$1,057	$1,112	$1,838	$1,813	$1,688	$1,480

(1)Note that first quarters are seasonally strong as recurring year-end W2/ACA revenue is recognized in this period.

ASURE SOFTWARE, INC.
RECONCILIATION OF NON-GAAP AND ADJUSTED FINANCIAL MEASURES (cont.)
(unaudited)

(in thousands)	Q1-26	Q4-25	Q3-25	Q2-25	Q1-25	Q4-24	Q3-24	Q2-24
Revenue(1)	$42,757	$39,311	$36,252	$30,124	$34,854	$30,792	$29,304	$28,044

GAAP Net Loss to Adjusted EBITDA
GAAP Net Loss	$625	$757	$(5,362)	$(6,123)	$(2,398)	$(3,204)	$(3,901)	$(4,360)

Interest expense, net	1,560	1,659	1,716	532	280	211	109	(53)
Income taxes	144	(849)	367	843	291	499	170	231
Depreciation	1,738	1,705	2,050	1,640	1,614	1,460	1,497	1,402
Amortization - intangibles	5,335	5,397	5,132	4,543	4,358	4,482	4,345	4,096
EBITDA	$9,402	$8,669	$3,903	$1,435	$4,145	$3,448	$2,220	$1,316
EBITDA Margin	22.0%	22.1%	10.8%	4.8%	11.9%	11.2%	7.6%	4.7%

Share-based Compensation	2,150	2,018	1,967	1,891	1,863	1,463	1,591	1,488
One Time Expenses
Settlements, penalties & interest	303	(29)	525	484	581	266	375	339
Acquisition and transaction costs	446	510	545	842	779	665	1,001	914
Other non-recurring expenses	44	3	1,382	494	136	385	253	—
Other expense (income), net	—	192	(220)	96	(188)	2	—	—
Adjusted EBITDA	$12,345	$11,363	$8,102	$5,242	$7,316	$6,229	$5,440	$4,057
Adjusted EBITDA Margin	28.9%	28.9%	22.3%	17.4%	21.0%	20.2%	18.6%	14.5%

(1)Note that first quarters are seasonally strong as recurring year-end W2/ACA revenue is recognized in this period.

Investor Relations Contact
Patrick McKillop
Vice President, Investor Relations
617-335-5058
patrick.mckillop@asuresoftware.com